Exhibit 99.1
FIRST AMENDMENT TO THE
LESCO, INC. DIRECTORS’ DEFERRED COMPENSATION PLAN
     This First Amendment to the LESCO, Inc. Deferred Compensation Plan (the “Plan”) is made this 27th day of April, 2007, by LESCO, Inc. (the “Company”).
WITNESSETH THAT:
     WHEREAS, the Company established and maintained the Plan for the purpose of attracting and retaining selected individuals to serve as outside directors of the Company by providing them with the option of deferring receipt of the fees payable to them by the Company for their services and creating an opportunity for appreciation of fees deferred based on appreciation of the Company’s common shares;
     WHEREAS, the Board of Directors of the Company terminated the Plan effective October 25, 2002, and Plan participants were given the option to have their Share Units (as defined by the Plan) in their Deferral Accounts (as defined in the Plan ) under the Plan liquidated;
     WHEREAS, certain participants in the Plan did not elect to have their Deferral Accounts liquidated under the Plan in 2002 and the Company continued to maintain their Share Units in their Deferral Accounts and distribute the Share Units according to such participants’ prior distribution elections under the Plan;
     WHEREAS, as of the effective date of this First Amendment to the Plan, Drexel Bunch, Michael Gibbons and David Swift (the “Current Plan Participants”) have undistributed Share Units in their Deferral Accounts;
     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger among Deere & Company, Deere Merger Sub, Inc. and LESCO, Inc., dated as of February 19, 2007 (the “Merger Agreement”);
     WHEREAS, Section 5.5(a) of the Merger Agreement provides that each right of any kind to receive the Company’s Common Shares (as defined by the Merger Agreement) or benefits measured in whole or in part by the value of the Common Shares (“Company Share-Based Awards”), whether vested or unvested and which are outstanding immediately prior to the Effective Time (as defined by the Merger Agreement) shall become fully vested and all Company Share-Based Awards shall entitle the affected Participants to the right to receive at the Effective Time an amount in cash equal to the Merger Consideration in respect of each Common Share underlying a particular Company Share-Based Award, less any applicable federal, state, local, or employment tax withholdings; and
     WHEREAS, pursuant to Plan Section 10, the Company’s Board of Directors (the “Board”) may, at any time, amend, alter or terminate the Plan; provided, that the Board obtain a participant’s consent to the extent any amendment, alteration or termination impairs the rights of such participant.

     NOW, THEREFORE, the Board hereby amends the Plan, effective as of April 27, 2007, unless otherwise specified, in the manner set forth below:
1.	The second sentence of Plan Section 7 is hereby amended to read as follows:

“On the Effective Date of the Change of Control, the value of each Participant’s Deferral Account will be distributed to the Participant in a single sum cash payment, less any amount withheld to satisfy applicable federal, state, local and employment tax withholding requirements.”

2.	Plan Section 10 is hereby amended by adding the following new paragraph to the end thereof:

“Effective as of the Merger Effective Date, the Plan shall be terminated and liquidated and the Company shall have no further duties or obligations pursuant thereunder to any Participant; further, no new rights will be created or assigned pursuant to any Plan provision, and any outstanding Participants’ rights under the Plan that exist at the time of the Merger Effective Date will be extinguished in the manner provided for herein and contemplated by the Merger Agreement.”

3.	A new Section 14 is hereby amended by adding the following new definitions as follows:

“14. Definitions.

‘Merger Agreement’ means that certain Agreement and Plan of Merger among Deere & Company, Deere Merger Sub, Inc. and LESCO, Inc., dated as of February 19, 2007.

‘Merger Effective Date’ means the Effective Time, as defined in the Merger Agreement.”
     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this First Amendment to the Plan to be executed as of the date first written above.

LESCO, INC.
By:	/s/ Jeffrey L. Rutherford	By:	/s/ Michael A. Weisbarth

Title:	President and CEO	Title:	V.P., Chief Financial Officer and Treasurer

By:	/s/ Kathleen M. Minahan

Title:	V.P., Chief Administrative Officer, General Counsel & Secretary

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